                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 1


                                                                    EXHIBIT 99.2





                              CCG INVESTOR RELATION

                             MODERATOR: SEAN COLLINS
                                 AUGUST 11, 2005
                                   3:30 PM CT


Operator:             Good afternoon. My name is Valencia and I will be your
                      conference facilitator. At this time I would like to welcome everyone to the Superior Galleries Fourth Quarter
                      Fiscal Year End 2005 Financial Results conference call.

                      All lines have been placed on mute to prevent any background noise. After the speakers' remarks there will be a question and answer period. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad. If you would like to withdraw you question press star then the number 2 on your telephone keypad.

                      Thank you. Mr. Collins, you may begin your conference.

Sean Collins:         Thank you operator. Welcome to the Superior Galleries
                      conference call for Q4 and fiscal year end 2005 ended June
                      30, 2005. As the operator said my name is Sean Collins, a Partner with CCG, the company's investor relations counsel.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 2


                      In a moment you will hear from and have an opportunity to ask questions of the company's CEO Silvano Digenova and its EVP and Chief Financial Officer Paul Biberkraut.

                      But before we begin I'd like to read the following statement in connection with this conference call. The company wishes to take advantage of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward looking statements under the act.

                      Such forward looking statements could include general or specific comments by the company's officials about future performance as well as certain responses to questions posed to the company's officials about future operations.

                      The company wishes to caution participants in this call that numerous factors could cause actual results to differ materially from any forward looking statements made by the company. These factors include the risk factors set forth in the company's SEC filings.

                      Any forward looking statements made in this call speak only to as the date of the call and the company undertakes no obligation to revise or update any forward looking statements whether as a result of new information, due to results, or otherwise.

                      So with that said we can begin. It's my pleasure to introduce the CEO of Superior Galleries, Sil Digenova. Sil?

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 3


Silvano Digenova:     Thanks for joining us today. I'm Silvano Digenova, CEO of
                      Superior Galleries. Today we're very pleased to report record revenues for the sixth consecutive quarter and the fourth consecutive fiscal year.

                      This year we have successfully met the challenges of increasing competition and delivered on many of our most important objectives. Following a review of our finances I will present additional detail on our progress. But for the moment I'd like to start with some brief highlights.

                      Perhaps the most important milestone in 2005 in terms of positioning us for future growth is the successful expansion of our online business. In fiscal 2005 we significantly upgraded our own website. We also continue to make additional enhancements to functionality and customer appeal.

                      We have successfully launched partnerships with ecommerce giants eBay and Overstock.com. In addition we are in the testing stages with marketing coins through Amazon.com.

                      This relatively new sales channel has made a big difference in competing with other companies in our sector and is an important factor in our strategy in the future. Additionally we have added online monthly auctions also jointly held with eBay.

                      A second key point is the increased level of support provided by our principal shareholder Stanford Financial Group. At the end of the third quarter Stanford made an additional $2-1/2 million equity investment in Superior Galleries that represents the equivalent of $6 a common share investment with minimal dilution. Also Stanford has extended our line of credit from $7-1/2 million to $10 million. Later in the year we also became the primary supplier to Stanford Coin and Bullion.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 4


                      A third achievement is the addition of industry leaders Larry Abbott and Paul Song to our executive roster. I will speak later on the reasons both Larry and Paul are highly strategic hires.

                      We also opened the Midwest office in Chicago, added a representative in the New York area, and another representative in the south Florida area.

                      In 2005 we expanded the visibility of Superior Galleries among the general public through press coverage and made important investment community contacts in person and on investor roadshows. The press coverage included an interview in the "Wall Street Transcript" in January, a "Financial Times of London" interview article in March, an online article at TheStreet.com in May, and an MSN Money online article in June.

                      We were also interviewed by the "Christian Science Monitor" and "Worth" magazine. And we are excited about how the investing advantages of rare coin collecting are being appreciated by these widely read and respected media outlets.

                      On the investment community front, we have made numerous visits to investment professionals including broker dealers, fund managers, and investment bankers throughout the country, and presented them with detailed analysis of our firm and our goals.

                      It is very gratifying to know that a substantial number of career investment analysts have been interested and continue to follow our story. Before I give you any additional details on these milestones and our future plans, let me introduce our Executive VP and CFO Paul Biberkraut to update you on the financial results we have made public this morning. Paul?

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 5


Paul Biberkraut:      Good morning everyone. I will present the results of
                      operations for the fourth quarter and fiscal year ended
                      June 30, 2005, and then cover some key balance sheet components.

                      Focusing for a moment on the fourth quarter, Superior Galleries reported record revenues of $10.2 million for the quarter ended June 30, an 8% increase over the prior year quarter revenue of $9.5 million.

                      Our quarterly loss was $408,000 or a loss of nine cents per share. In the year ago quarter net income was $357,000 or eight cents per basic share or four cents diluted.

                      This year-over-year change in our bottom line results reflects our continued investments in growth throughout the year. We have been making these investments to counter the effects of new competition including investments in the website upgrades and enhanced staffings that Sil mentioned and will discuss further.

                      For fiscal year-end June 30, 2005 revenues increased 32% year over year to $39.5 million from $29.9 million for fiscal year ended June 30, 2004. We attribute this full-year improvement to two positive factors. One is the increased rare coin sales that show the strength of our market niche. The second is expanded inventory that we were able to offer due in part to the financial support of Stanford Financial Group. As Sil mentioned this was our fourth consecutive year of record fiscal revenues.

                      Comparing year over year our cost of sales increased 13% to $32 million in 2005 from $23.4 million in 2004. This was largely a function of the decline in commission revenues, which in turn was due to increased competition.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 6


                      As we noted in earlier conference calls the commission component of our revenues incurs little or no cost of sales so it has a large impact on that metric.

                      However, gross profit in absolute terms increased 13.5% to $7.5 million from $6.6 million in the prior fiscal year. The effect of a year over year decline in commission revenues can be seen again if we consider gross profit as a percentage of revenues. This metric declined from 22% in 2004 to 19% of revenue in 2005.

                      As we continued building the foundation for future growth, we incurred selling, general, and administrative expenses of $7.7 million in 2005, 29% higher than the prior year's $6.0 million. We incurred costs for investor relations efforts of $333,000 of which $180,000 was non-cash and registration statement expenses of $164,000.

                      Both of these costs did not occur last year. However, we are pleased to see that selling, general, and administrative expenses as a percentage of sales declined by a percentage point from 20% in 2004 to 19% in 2005.

                      In the area of other income and expenses, interest expense increased 47% from $535,000 in 2004 to $788,000 in 2005.
                      We also saw smaller spreads on loans we made to customers and our interest income declined 21% from $476,000 in 2004 to $376,000 in 2005.

                      Meanwhile we used our new financing to increase inventory levels nearly 43% year over year, from $6.1 million to $8.7 million at June 30, 2005.

                      Our net loss for the fiscal year was $616,000 or a loss of 13 cents per basic and diluted share as compared to a net income in 2004 of $565,000 or 11 cents per share basic, six cents diluted.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 7


                      Most of our loss this year was attributed to $415,000 of net interest expense that significantly increased as noted above. As in the third quarter of 2005 elements of the next loss included a decline in auction commission revenue due to the entry into the market of new competitors that have undercut us on commission rates.

                      There were also the increased legal and audit costs due to the registration statement filings and investor relations expenditures, all of which did not occur last year. Our expenses increased due to significant non-cash components related to investor relations and the cost of expensing non-employee stock options.

                      Turning to our balance sheet our cash and cash equivalents at June 30, 2005 was $417,000, a decrease of $30,000 from $447,000 at June 30, 2004. In fiscal 2005 we used $4.9 million of cash for operations versus $6.2 million in 2004.

                      A couple of additional details on the balance sheet comparisons are noteworthy. One is that our current ratio turned positive from negative to positive year over year both on a quarterly and a full-year basis. While we won't hesitate to sacrifice this ratio in the future to make strategic business building investments, it was still a gratifying achievement this year.

                      Secondly the stockholder deficits of the last four years, which reflected business-building, turned to a positive shareholder equity as of June 30, 2005. So with that review of the quarter and fiscal year I will turn the call back to Sil Digenova. Thank you.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 8


Silvano Digenova:     Thanks Paul. In our third quarter conference call we spoke of upgrading our website to have one of the most robust e-commerce functionalities in the industry and we believe we've delivered on the promise. It is now much easier and more entertaining for our customers to view and research the rare coin inventory we sell through our website.

                      We invite you if you haven't done so already to visit the site and take a look around. We are proud of the new look and its upgraded functionality and we are continuing to invest in our website adding a myriad of features continuously. We will continue to make incremental upgrades and you can view these at sgbh.com and certainly we'll keep you posted.

                      Last quarter we also spoke of our sales partnership with eBay and Overstock and our plan to hold monthly online auctions as pure, freestanding e-commerce events without an associated live auction. I am pleased to announce that we have launched our online auction initiatives.

                      Starting in June we have run online auctions jointly with eBay and are pleased with the preliminary results. Just to cite an example, on our fist sale in June we were able to sell a nearly six-figure item through this auction venue. Selling rare coins at this magnitude online is virtually unheard of.

                      Also worth noting that along with our eBay relationship is the fact that we have been able to put together a co-op program where eBay funds nearly six-figures in advertising on our behalf.

                      We continue to pursue expansion of this innovative sales strategy. We are teaming up with the best recognized and highest volume e-commerce portals in the world. In addition to eBay and Overstock we have an ongoing test program with Amazon.com where we're applying what we've learned from our eBay events.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                          Page 9


                      These internet only auction events have great potential going forward and augment our program of live auctions. As a reminder all of our live auctions are available on both our website and eBay's website. EBay reports to us by the way that the highest sell through rate of any collectible item on the online auctions is rare coins.

                      We have also made improvements to our capabilities in our more traditional sales channels of auctions and trading through key strategic executive appointments. In May we were pleased to announce the appointment of Paul Song to serve as our Vice President of Auctions. Paul brings over 15 years of extensive experience at the managerial level to his position. He has been in charge of both live auctions and internet auctions at Sotheby's New York and London's rare coin department as well as Sotheby's/Amazon.com.

                      He also has a background as a senior executive for Teletrade, a unit of Greg Manning Auctions. Over his distinguished career he has been involved in all aspects of auctions including sales, marketing, and operations.

                      In early June we appointed Larry Abbott Executive Vice President and Chief Sales Officer. Larry is leading and overseeing the growth of both our sales and auction divisions and we are privileged to be working with him. Larry was most recently with Heritage Galleries and Auctioneer, the largest coin auction house in the United States.

                      He brings an ideal mix of product knowledge and management experience to his responsibilities with Superior. We are confident that we will help Superior differentiate itself as the most customer focused firm in the market.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                         Page 10


                      Another highlight from the fiscal year was in the financing area. As we have said in our prior conference calls the greater our access to capital the greater our potential growth. Our biggest shareholder and financier is Stanford Financial Group, which has an estimated $30 billion under management and owns about 51% of our company.

                      As I mentioned at the end of the third quarter Stanford made an additional $2-1/2 million investment in Superior and has expanded our line of credit from $7-1/2 million to $10 million. And we feel that Stanford will continue their support with us.

                      Stanford directly enhances our customer base by recommending rare coins to its investor clients as a proven inflation hedge and a shrewd way to diversify portfolio. Additionally on June the first we became preferred coin suppliers to Stanford Coin and Bullion which is a wholly owned subsidiary of Stanford Financial that deals in rare coins.

                      The agreement requires Stanford Coin and Bullion to use Superior to source a minimum of 75% of Stanford's rare coin purchases with a target of 90%. We believe this has enormous potential.

                      As a reminder coin collecting has investment benefits that include liquidity, investment potential, and favorable tax treatment. A like for like exchange of rare coins for example is not classified as a taxable event. Coins are also easy to store, safeguard, and easy to transport and have no reporting requirements. For all these reasons we feel that growth in the coin market will continue.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                         Page 11


                      Based on this multifaceted support from Stanford Financial, our enhanced online presence and partnerships, our key executive hires, and our expanded press coverage we believe we are well positioned for fiscal 2006.

                      Going forward we face increasing competition as I've mentioned. Our planned countermeasures include continuing to grow our online sales channel. We are also drawing on the expertise of Larry Abbott and Paul Song to optimize results from our traditional trading and auction sales channels.

                      Meanwhile we are committed to keeping expenses under control as we leverage the enhanced operational infrastructure that we have invested in. The plan is to evaluate all expense items and to the fullest extent possible reduce fixed overhead.

                      As we approach the holiday season this year we are investigating adding a second live auction event to our second quarter calendar. This would have a potential to counteract a traditional slowness of the December quarter. Historically we have held a single live auction in our second quarter. We feel we can turn the gift giving season to our advantage by aggressively marketing rare coins from our inventory as an innovative and memorable gift of lasting financial value.

                      Another ongoing initiative is to continue bolstering our sales force. Our plan is to do this internally through direct individual hires of qualified rare coin professionals as well as through selective acquisitions. We are actively evaluating acquisition candidates both based on their potential to add sales talent to our staff and additional collectors to our customer base.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                         Page 12


                      We are also evaluating ways to restructure our auction commission program to improve margins and provide the sales force with the best in performance initiatives.

                      So with the summary of fiscal 2005 and our strategies for the year ahead I'd like to take any questions that you may have. Operator?

Operator:             At this time I would like to remind everyone to ask a
                      question press star then the number 1 on your telephone keypad.

                      We'll pause for just a moment to compile the Q&A roster.

                      Your first question comes from Ed Reiter, the Senior Editor of "Coinage."

Ed Reiter:            Mr. Digenova I've wondered if you've had second thoughts
                      about the remarks you made in the Cleveland claim dealer about two prominent professional numismatists which some interpreted as being derogatory.

Silvano Digenova:     Well first of all our attorneys are sending the claim
                      dealer a letter saying that they have misquoted us. I certainly regret the comments as they were published. But the reality is that the intent was to defend the coin business as opposed to play down any particular individual which certainly was beyond what I said.

Ed Reiter:            Did they misinterpret you or is their report not
                      reflective of what you actually told them?

Silvano Digenova:     Well actually I think there's a blatant error. First of
                      all one of the names that they mentioned was not even in the discussion, okay. And I consider it either a blatant mistake or a - hard to say what their intent was.

                                                           CCG INVESTOR RELATION
                                                         Moderator: Sean Collins
                                                             08-11-05/3:30 pm CT
                                                           Confirmation #8277355
                                                                         Page 13


                      But yeah, at the very least they misinterpreted this and I'd certainly be happy to speak to you on this issue at a separate time.

Ed Reiter:            Okay fine. So basically you say that what you were quoted
                      as having said doesn't reflect your actual view on the subject.

Silvano Digenova:     Absolutely.

Ed Reiter:            Fine.

Operator:             Sir at this time there are no further questions.

Silvano Digenova:     Okay well if there are no further questions then we'll end this conference call. We look forward to hearing from everyone in the future at our next conference call.

Operator:             This concludes today's Superior Fourth Quarter Fiscal Year
                      End 2005 Results conference call. You may now disconnect.



                                       END